                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          ---------------------------


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 19, 1999


                      Favorite Brands International, Inc.
              and the Guarantors identified in Footnote (1) below
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               (Exact Name of Registrant as Specified in Charter)



Delaware                                 333-67221               75-2608980
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(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation)                                              Identification No.)



              2121 Waukegan Road, Bannockburn, Illinois    60015
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             (Address of Principal Executive Offices)    (Zip Code)




                                (847) 405-5800
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             (Registrant's telephone number, including area code)



                                      N/A
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         (Former name or former address, if changed since last report)



 (1) The following domestic direct subsidiaries of Favorite Brands International, Inc. are Guarantors of the Company's Senior Notes and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Trolli Inc., a Delaware corporation (52-1716800) and Sather Trucking Corp., a Delaware corporation (41-1849044).


Item 2.  Acquisition or Disposition

     On November 19, 1999, Favorite Brands International, Inc., its subsidiaries Sather Trucking Corp. and Trolli Inc. and its parent Favorite Brands International Holding Corp., ("the Company") completed the sale of substantially all of their assets to Nabisco, Inc. and its affiliates for $475 million in cash and the assumption of certain liabilities. Pursuant to the terms of the sale, which was approved by the Bankruptcy Court on November 18, 1999, the purchase price may be subsequently adjusted based on working capital balances (as defined in the agreement) as of the closing date. In addition, the Company will retain its cash on hand at closing and certain liabilities. Pursuant to the court order approving the sale, on November 19, 1999 the Company used $200.5 million of the proceeds from the sale to repay all amounts outstanding under its senior secured credit facility. After paying administrative and other priority claims, the remaining proceeds from the sale will be distributed pursuant to a plan of liquidation, which the Company expects to develop and file with the Bankruptcy Court in the next several months.
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     The purchase price for the assets was determined by arm's-length negotiation between the Company and Nabisco. Prior to this transaction, there were no material relationships between Nabisco and the Company or its affiliates, directors, or officers or any associate of any director or officer of the Company.

     The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement (including Amendment No. 1 and Amendment No. 2 thereto) which is incorporated by reference into this Form 8-K as set forth in Exhibits 2(a), 2(b), and 2(c).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired.  Not applicable.

     (b) Pro Forma Financial Information.

             The unaudited proforma income statements of Favorite Brands International, Inc. and its subsidiaries ("Favorite Brands") for the year ended June 26, 1999 and the seventeen weeks ended October 23, 1999, and the unaudited proforma balance sheet of Favorite Brands as of October 23, 1999 attached hereto as Exhibit 28.

     (c) Exhibits.

Exhibit No.  Description of Exhibit
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
2(a)         Asset Purchase Agreement (the "Purchase Agreement") by and among
             Favorite Brands International Holding Corp.
             Favorite Brands International, Inc.
             Sather Trucking Corporation and
             Trolli, Inc.
             as Sellers and
             Nabisco, Inc.
             Nabisco Brands Company and
             Nabisco Technology Company,
             as Purchasers
             Dated as of September 28, 1999

2(b)         Amendment No. 1 to Purchase Agreement

2(c)         Amendment No. 2 to Purchase Agreement


28           The unaudited proforma income statements of Favorite Brands
             International, Inc and its subsidiaries ("Favorite Brands") for the year ended June 26, 1999 and the seventeen weeks ended October 23, 1999, and the unaudited proforma balance sheet of Favorite Brands as of October 23, 1999.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Favorite Brands International, Inc.




Dated:  December 6, 1999         By:  /s/  Steven F. Kaplan
                                 -----------------------------------------------
                                  President, Chief Operating Officer
                                  and Chief Financial Officer